                                                               EXHIBIT 10.46 (A)


                   AMENDMENT NO. 1 TO MASTER LEASE AGREEMENT

          THIS AMENDMENT NO. 1 TO MASTER LEASE AGREEMENT is made as of September 28, 1995 (the "Amendment"), between GENERAL ELECTRIC CAPITAL CORPORATION, FOR ITSELF AND AS AGENT FOR CERTAIN PARTICIPANTS ("Lessor"), and BOSTON CHICKEN, INC. ("Lessee").

          The parties have heretofore executed that certain Master Lease Agreement dated as of September 27, 1995 (the "Agreement"), pursuant to which Lessor is to lease to Lessee certain Equipment pursuant to one or more Schedules on the terms described therein. Capitalized terms used herein without definition shall have the meaning given them in the Agreement.

          In anticipation of the leasing of certain Equipment under the Agreement, the parties have prepared Schedule No. Series A-1 dated September 28, 1995 ("Equipment Schedule No. A-1"), specifying Capitalized Lessor's Cost of $42,686,709.10. The parties have now determined that certain items of the Equipment (the "Special Equipment") having a Capitalized Lessor's Cost of $3,816,137.67 (the "Allocated Capitalized Lessor's Cost"), will not be available to be leased on September 28, 1995. However, the parties have agreed to proceed with the execution of Equipment Schedule No. A-1, and the funding of the full Capitalized Lessor's Cost specified therein, on the terms and conditions specified herein.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

          1. Equipment Schedule No. A-1 will be executed on September 28, 1995, specifying Capitalized Lessor's Cost of $42,686,709.10, notwithstanding the present unavailability for leasing thereunder of the Special Equipment. The parties acknowledge and agree that Annex A attached to Equipment Schedule No. A-1 will not describe the Special Equipment and the Capitalized Lessor's Cost specified on Annex A will not include the Allocated Capitalized Lessor's Cost. However, the Capitalized Lessor's Cost specified in Section B.1. of Equipment Schedule No. A-1 will include the Allocated Capitalized Lessor's Cost and the Rent to be paid by Lessee will include the Allocated Capitalized Lessor's Cost for purposes of calculation.

          2. Within ninety (90) days after the date of execution hereof, Lessee agrees to satisfy the requirements of Section I(b) of the Agreement with respect to additional items of Equipment (the "Additional Equipment") having an aggregate Capitalized Lessor's Cost not less than the Allocated Capitalized Lessor's Cost, and will execute and deliver to GE Capital such supplements or amendments to Annex A to Equipment Schedule No. A-1 as may be required by Lessor in connection therewith (such execution and delivery to GE Capital to occur on not more than three (3) occasions during such ninety (90) day period). If Lessee fails timely to comply with the provisions of this Section 2, then Lessor may require Lessee to prepay the Applicable Amount of the Allocated Capitalized Lessor's Cost on the date specified in a written notice from Lessor to Lessee (the "Prepayment Date"). On the Prepayment Date, Lessee shall pay to Lessor, in cash, by application of the Escrowed Funds (as such term is hereinafter defined) held by Lessor, the amount of the required prepayment plus a premium calculated as one (1) percent of the amount of the required prepayment. As used herein, "Applicable Amount" shall mean the Allocated Capitalized Lessor's Cost less the aggregate Capitalized Lessor's Cost of all Additional Equipment as to which Lessee has then satisfied the requirements of Section I(b) of the Agreement and this Section 2.

          3. The amount of the Allocated Capitalized Lessor's Cost (the "Escrowed Funds") will be held in escrow by Lessor on the following terms and conditions:

               a. The Escrowed Funds will be held by Lessor and, for the period held in escrow, interest shall be credited monthly to the Escrowed Funds and shall be held in escrow hereunder. Interest shall be credited on the Escrowed Funds at a variable per annum interest rate which shall be equal to the applicable interest rate for General Electric Company thirty (30) -day commercial paper from time to time.

               b. Provided that no Default or event which, with the giving of notice or the lapse of time, or both, would become a Default, has then occurred, at such time as Lessee satisfies the requirements of Section I(b) of the Agreement with respect to Additional Equipment, Lessor shall release from escrow and remit to Lessee an amount equal to the aggregate Capitalized Lessor's Cost of such Additional Equipment.

               c. Provided that no Default or event which, with the giving of notice or the lapse of time, or both, would become a Default, has then occurred, at such time as Lessee has satisfied the requirements of Section I(b) of the Agreement with respect to Additional Equipment having an aggregate Capitalized Lessor's Cost equal to or in excess of the Allocated Capitalized Lessor's Cost, Lessor shall release from escrow and remit to Lessee the then remaining balance, if any, then held in escrow by Lessor.

               d. Lessor undertakes to hold the Escrowed Funds and to perform such duties and only such duties as are specifically set forth herein and no implied covenants or obligations shall be read into this Amendment against Lessor. Lessor shall not be liable to Lessee for any action taken or omitted to be taken by Lessor hereunder or pursuant hereto, except for the failure to comply with the express provisions hereof. In acting hereunder, Lessor may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties; and Lessor shall not be bound to make any investigation into the facts or matters stated in any thereof. Lessor may exercise its powers and perform its duties by or through such attorneys, agents and servants as it shall appoint, and it shall be entitled to the advice of counsel in anything done or omitted to be done in accordance with such advice; and Lessor shall not be required to take any action nor shall any provision herein set forth be deemed to impose a duty on Lessor to take any action, if Lessor shall have been advised by counsel that such action is contrary to the terms hereof or is otherwise contrary to law.

          4. Lessee hereby grants to Lessor a first priority security interest in all right, title and interest of Lessee in and to the Escrowed Funds and any and all money, deposit accounts, documents, instruments, uncertificated securities and other accounts in which the Escrowed Funds may at any time be held, and all proceeds (both cash and non-cash) thereof, in order to secure the prompt payment of the Rent and all of the other amounts from time to time outstanding under and with respect to the Agreement and the Schedules, and the performance and observance by Lessee of all the agreements, covenants and provisions of the Agreement and the Schedules (including, without limitation, all of the agreements, covenants and provisions hereof and thereof that are incorporated in the Schedules).

          5.   The failure of Lessee timely to perform its obligations under
Section 2 hereof (which failure continues unremedied for a period of ten (10) days) shall constitute a Default under the Agreement.

          6. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPALS OF SUCH STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. The parties agree that any action or proceeding arising out of or relating to this amendment may be commenced in the United States District Court for the Southern District of New York.